Exhibit 5.1

ZJK Industrial Co., Ltd. c/o ICS Corporate Services (Cayman) Limited, 3-212 Governors Square, 23 Lime Tree Bay Avenue, P.O. Box 30746, Seven Mile Beach, Grand Cayman KY1- 1203, Cayman Islands	D +1 345 815 1877
E bradley.kruger@ogier.com

Reference: 504081.00001

17 February 2026

ZJK Industrial Co., Ltd. (the Company)

We have been requested to provide you with an opinion on matters of Cayman Islands law in connection with the Company’s registration statement on Form F-3, including all amendments or supplements thereto filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933 (the Act), as amended, (including its exhibits, the Registration Statement) related to offering and sale of up to US$300,000,000 worth of the following securities to be issued by the Company from time to time (together, the Securities):

(a)	Class A ordinary shares of par value US$0.000016666667 each in the capital of the Company (Shares);

(b)	warrants to purchase Shares (the Warrants);

(c)	rights to purchase Shares (the Rights); and/or

(d)	units comprising any combination of Shares, Warrants and Rights (the Units).

The Securities shall be issued pursuant to types of agreements more fully described in the Registration Statement, which are referred to herein collectively as Transaction Documents.

This opinion is given in accordance with the terms of the Legal Matters section of the Registration Statement.

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in Schedule 1. A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined the corporate and other documents and conducted the searches listed in Schedule 1. We have not made any searches or enquiries concerning, and have not examined any documents entered into by or affecting the Company or any other person, save for the searches, enquiries and examinations expressly referred to in Schedule 1.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in Schedule 2 without having carried out any independent investigation or verification in respect of those assumptions.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the qualifications set forth in Schedule 3 and the limitations set forth below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies of the Cayman Islands (the Registrar).

Issuance of Shares

(b)	The Shares to be offered and issued by the Company as contemplated by the Registration Statement (including the issuance of the Shares upon the conversion, exchange, redemption, repurchase or exercise of any Security) shall be validly issued, fully paid and non-assessable when:

(i)	in accordance with the Meeting Documents:

(A)	the Share Capital Restructure has been approved by shareholders of the Company and effected; and

(B)	the A&R M&A have been adopted by the Company;

(ii)	the board of directors of the Company (the Board) has taken all necessary corporate actions to approve:

(A)	the form, terms, execution and delivery of the relevant Transaction Document;

(B)	the issuance and allotment of the Shares (including the issuance and allotment of the Shares upon conversion, exchange, redemption, repurchase or exercise of any Security) in accordance with the Transaction Document; and

(C)	all related matters;

(iii)	the provisions of the relevant Transaction Document approved by the Board have been satisfied and payment of the consideration specified therein has been made;

(iv)	if the Shares are issuable upon conversion, exchange, redemption, repurchase or exercise of any Security, the terms of such Security, as approved by the Board, have been satisfied and payment of the consideration specified thereby has been made; and

(v)	the Shares have been entered on the register of members of the Company as fully paid.

4	Matters not covered

We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in any document to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands;

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the documents reviewed (or as to how the commercial terms of such documents reflect the intentions of the parties), the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the documents and any other agreements into which the Company may have entered or any other documents; or

(c)	as to whether the acceptance, execution or performance of the Company’s obligations under the documents reviewed by us will result in the breach of or infringe any other agreement, deed or document (other than, to the extent expressly provided herein, the Memorandum and Articles of Association) entered into by or binding on the Company.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and also consent to the reference to this firm in the Registration Statement under the heading “Legal Matters”. In the giving of our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Ogier (Cayman) LLP

Schedule 1

Documents examined

1	The Certificate of Incorporation of the Company dated 11 May 2022 issued by the Registrar (the Certificate of Incorporation).

2	The amended and restated memorandum of association of the Company adopted by special resolution passed on 6 June 2024 (the Memorandum).

3	The amended and restated articles of association of the Company adopted by special resolution passed on 23 July 2024 and made effective on 27 September 2024 (the Articles of Association).

4	The notice of meeting and proxy statement dated 11 February 2026 delivered to holders of ordinary shares of par value US$0.000016666667 each in the capital of the Company as of the close of business on 6 February 2026 (the Meeting Documents), pursuant to which shareholders of record have been asked to pass special resolutions approving (among other things):

(a)	the re-classification and re-designation of the Company’s authorised share capital, from US$50,000 divided into 3,000,000,000 ordinary shares of a par value of US$0.000016666667 each to US$50,000 divided into 2,991,000,000 Class A ordinary shares of par value US$0.000016666667 each and 9,000,000 Class B ordinary shares of par value US$0.000016666667 each, in accordance with the Meeting Documents (the Share Capital Restructure);

(b)	the adoption of the A&R M&A, reflecting the Share Capital Restructure and the rights attaching Class A ordinary shares of par value US$0.000016666667 each and 9,000,000 Class B ordinary shares of par value US$0.000016666667 each, in accordance with the Meeting Documents.

5	The draft form of amended and restated memorandum and articles of association of the Company annexed to the Meeting Documents (the A&R M&A).

6	A Certificate of Good Standing dated 12 February 2026 (the Good Standing Certificate) issued by the Registrar in respect of the Company.

7	A certificate dated on the date hereof as to certain matters of fact signed by a director of the Company in the form annexed hereto (the Director’s Certificate), having attached to it a copy of the written resolutions of the directors of the Company passed on 12 February 2026 (the Resolutions).

8	The Register of Writs at the office of the Clerk of Courts in the Cayman Islands as inspected by us on 17 February 2026 (the Register of Writs).

9	The Registration Statement.

Schedule 2

Assumptions

Assumptions of general application

1	All original documents examined by us are authentic and complete.

2	All copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete.

3	All signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine.

4	Each of the Good Standing Certificate and the Director’s Certificate is accurate and complete as at the date of this opinion.

5	There will be no intervening circumstance relevant to this opinion between the date hereof and the date upon which the Offer Shares are issued.

6	There is nothing in any law (other than the laws of the Cayman Islands) that would or might affect the opinions herein.

Share Capital Restructure

7	The Company will not offer any Securities unless and until such time that, in accordance with the Meeting Documents:

(a)	the Share Capital Restructure has been approved and effected; and

(b)	the A&R M&A have been adopted by the Company.

8	The Company has validly delivered, and shareholders have validly received, the Meeting Documents in accordance with the Memorandum and Articles of Association.

9	The extraordinary general meeting to be held by the Company as contemplated by the Meeting Documents shall be validly held and all aspects of such meeting shall be conducted in accordance with the Memorandum and Articles of Association.

Status, authorisation and execution

10	Each of the parties to the Transaction Documents will be duly incorporated, formed or organised (as applicable), validly existing and in good standing under all relevant laws.

11	Each Transaction Document and Security will be, duly authorised, executed and unconditionally delivered by or on behalf of all parties to it in accordance with all applicable laws and, in respect of the Company, in the manner authorised by the Board.

12	In authorising the execution and delivery of any Transaction Documents by the Company, the issue and allotment of any Securities (including the issuance and allotment of the Shares upon conversion, exchange, redemption, repurchase or exercise of any Security), and the exercise of the Company’s rights and performance of its obligations under such documents, each of the directors of the Company has acted and will act in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her.

13	Each Transaction Document and form of Security that has not been executed as of the date of this opinion will be duly executed and unconditionally delivered by the Company in the manner authorised by the Board.

Enforceability

14	None of the opinions expressed herein will be adversely affected by the laws or public policies of any jurisdiction other than the Cayman Islands. In particular, but without limitation to the previous sentence:

(a)	the laws or public policies of any jurisdiction other than the Cayman Islands will not adversely affect the capacity or authority of the Company; and

(b)	neither the execution or delivery of the Transaction Documents nor the exercise by any party to the Transaction Documents of its rights or the performance of its obligations under them contravene those laws or public policies.

Share Issuance

15	The Shares (including Shares issued upon conversion, exchange, redemption, repurchase or exercise of any Security) shall be issued at an issue price in excess of the par value thereof.

Register of Writs

16	The Register of Writs constitutes a complete and accurate record of the proceedings affecting the Company before the Grand Court of the Cayman Islands as at the time we conducted our investigation of such register.

Schedule 3

Qualifications

Good Standing

1	Under the Companies Act (Revised) of the Cayman Islands (Companies Act) annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

2	In good standing means only that as of the date of the Good Standing Certificate the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company’s good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

Limited Liability

3	We are not aware of any Cayman Islands authority as to when the courts would set aside the limited liability of a shareholder in a Cayman Islands company. Our opinion on the subject is based on the Companies Act and English common law authorities, the latter of which are persuasive but not binding in the courts of the Cayman Islands. Under English authorities, circumstances in which a court would attribute personal liability to a shareholder are very limited, and include: (a) such shareholder expressly assuming direct liability (such as a guarantee); (b) the company acting as the agent of such shareholder; and (c) the company being incorporated by or at the behest of such shareholder for the purpose of committing or furthering such shareholder’s fraud, or for a sham transaction otherwise carried out by such shareholder. In the absence of these circumstances, we are of the opinion that a Cayman Islands’ court would have no grounds to set aside the limited liability of a shareholder.

Non-Assessable

4	In this opinion, the phrase “non-assessable” means, with respect to the Shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

Register of Writs

5	Our examination of the Register of Writs cannot conclusively reveal whether or not there is:

(a)	any current or pending litigation in the Cayman Islands against the Company; or

(b)	any application for the winding up or dissolution of the Company or the appointment of any liquidator, trustee in bankruptcy or restructuring officer in respect of the Company or any of its assets,

as notice of these matters might not be entered on the Register of Writs immediately or updated expeditiously or the court file associated with the matter or the matter itself may not be publicly available (for example, due to sealing orders having been made). Furthermore, we have not conducted a search of the summary court. Claims in the summary court are limited to a maximum of CI $20,000.

Share Capital Restructure

6	The Company shall not be authorised to offer and issue the Shares or Securities as contemplated by the Registration Statement (including the issuance of the Shares upon the conversion, exchange, redemption, repurchase or exercise of any Security), and such Shares and Securities shall not be validly issued, fully paid and non-assessable, unless and until such time that, in accordance with the Meeting Documents:

(a)	the Share Capital Restructure has been approved by shareholders of the Company and effected; and

(b)	the A&R M&A have been adopted by the Company.